UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  212-974-1708
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, Resource Capital Corp. (the “Company”) and Resource Capital Manager, Inc. entered into an underwriting agreement dated September 7, 2012, with Deutsche Bank Securities Inc. as representative of the underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale of 8,500,000 shares of the Company’s common stock (the “Firm Shares”) plus up to an additional 1,275,000 shares of common stock (the “Option Shares”) to cover over-allotments, if any.  The sale of the Firm Shares was completed on September 12, 2012.  On September 14, 2012, the Underwriters exercised the over-allotment option in full and the sale of the Option Shares was completed on September 19, 2012.  Upon the sale of the Firm Shares and the Option Shares, the Company received total net proceeds, after underwriting discounts, commissions and expenses, of approximately $55.4 million.

Exhibits 5.1 and 23.1 with respect to the issuance of the Option Shares, which are attached to this Current Report on Form 8-K, are incorporated by reference in their entirety into the Company’s shelf registration statement on Form S-3 (Registration No. 333-174739).

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: September 21, 2012	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer